EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sterling Financial Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-130512) and Form S-8 (No. 333-111802, 333-105723, 333-61452, 333-44078 and 333-69481) of Sterling Financial Corporation, of our report dated January 28, 2006, relating to the consolidated financial statements, and the effectiveness of Sterling Financial Corporation’s internal control over financial reporting, which appear in this Form 10-K.
BDO Seidman, LLP
Spokane, Washington
March 15, 2006